As filed with the Securities and Exchange Commission on November __, 1997.

                            File No. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       ________________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           PROVIDENT COMPANIES, INC.
               (Exact Name of Issuer as Specified in its Charter)

            DELAWARE                                    62-1598430
    (State or Other Jurisdiction of               (I.R.S. Employer
    Incorporation or Organization)                Identification Number)

                               1 FOUNTAIN SQUARE
                         CHATTANOOGA, TENNESSEE 37402
                                (423) 755-1011
            (Address, including zip code, and telephone number of
                         Principal Executive Offices)

                         THE PAUL REVERE SAVINGS PLAN

                 PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY
             ANNUAL MANAGEMENT INCENTIVE COMPENSATION PLAN OF 1994

                 PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY
                              STOCK PLAN OF 1994
                          (Full Titles of the Plans)

                                  COPY TO:
       SUSAN N. ROTH                              LAURA G. THATCHER
  PROVIDENT COMPANIES, INC.                         ALSTON & BIRD LLP
    1 FOUNTAIN SQUARE                            ONE ATLANTIC CENTER
CHATTANOOGA, TENNESSEE 37402                 1201 WEST PEACHTREE STREET, NW
      (423) 755-8913                          ATLANTA, GEORGIA 30309-3424
(Name, address, including zip code,                 (404) 881-7546
and telephone number,including
area code, of agent for service)
                            _______________________

                        CALCULATION OF REGISTRATION FEE

                                                       PROPOSED                PROPOSED
                                                       MAXIMUM                 MAXIMUM
    TITLE OF SECURITIES            AMOUNT TO        OFFERING PRICE            AGGREGATE                AMOUNT OF
      TO BE REGISTERED           BE REGISTERED       PER UNIT (1)         OFFERING PRICE (1)        REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $1.00 PAR           3,500,000 (3)         $33.25               $116,375,000              $35,265.15
 VALUE PER SHARE (2)
--------------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Company's Common Stock reported on the New York Stock Exchange on November 11, 1997.
(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Paul Revere Savings Plan (the "Paul Revere Plan").
(3) Shares registered reflect the stock split in the form of a 100% stock dividend on the Common Stock effected as of September 30, 1997, and include 200,000 shares to be offered to participants in The Paul Revere Saving Plan, 300,000 shares to be issued pursuant to grant of awards under the Provident Life and Accident Insurance Company Annual Management Incentive Plan of 1994, and 3,000,000 shares to be issued pursuant to the grant or exercise of awards under the Provident Life and Accident Insurance Company Stock Plan of 1994.

PART I        INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
------        --------------------------------------

              The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II.      INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents have been filed by Provident Companies, Inc. (the "Company") (File No. 1-11834) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are deemed to be a part hereof from the date of the filing of such documents:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997, and September 30, 1997;

          (3) The Paul Revere Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1996;

          (4) All other reports filed by the Company or the Paul Revere Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996;

          (5) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

          (6) All other documents subsequently filed by the Company and/or the Paul Revere Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

       Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.  Not Applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Company's Certificate of Incorporation and Bylaws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

       Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a part or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Company also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.       EXHIBITS

       The exhibits listed in the Exhibit Index are filed as part of this Registration Statement.

       In lieu of the opinion of counsel or determination letter contemplated by
Item 601(b)(5) of Regulation S-K, the undersigned Company hereby undertakes that it will submit or has submitted the Paul Revere Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Paul Revere Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.       UNDERTAKINGS

       (a) The undersigned Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        (signatures on following page)

                                  SIGNATURES


     The Company. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on November 11, 1997.


                                     PROVIDENT COMPANIES, INC.


                                     By: /s/ J. Harold Chandler
                                         ----------------------
                                            J. Harold Chandler
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Watjen and Susan N. Roth, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of November 11, 1997.

            Signatures                              Title
            ----------                              -----

/s/ J. Harold Chandler                  Chairman of the Board, President and
--------------------------------------  Chief Executive Officer (principal
J. Harold Chandler                      executive officer)


/s/ Thomas R. Watjen                    Executive Vice President and Chief
--------------------------------------  Financial Officer (principal
Thomas R. Watjen                        financial officer)


/s/ Ralph A. Rogers, Jr.                Vice President and Controller
--------------------------------------  (principal accounting officer)
Ralph A. Rogers, Jr.


/s/ William L. Armstrong                Director
--------------------------------------
William L. Armstrong


/s/ William H. Bolinder                 Director
--------------------------------------
William H. Bolinder

                                        Director
--------------------------------------
Steven M. Gluckstern

/s/ Charlotte M. Heffner                Director
--------------------------------------
Charlotte M. Heffner


/s/ Hugh B. Jacks                       Director
--------------------------------------
Hugh B. Jacks

                                        Director
--------------------------------------
William B. Johnson


/s/ Hugh O. Maclellan, Jr.              Director
--------------------------------------
Hugh O. Maclellan, Jr.


/s/ A. S. MacMillan                     Director
--------------------------------------
A. S. MacMillan


/s/ C. William Pollard                  Director
--------------------------------------
C. William Pollard


/s/ Scott L. Probasco, Jr.              Director
--------------------------------------
Scott L. Probasco, Jr.

                                        Director
--------------------------------------
Steven S. Reinemund


/s/ Burton E. Sorensen                  Director
--------------------------------------
Burton E. Sorensen


The Paul Revere Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Paul Revere Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on November 11, 1997.

                              PAUL REVERE SAVINGS PLAN


                              By:    PAUL REVERE SAVINGS PLAN COMMITTEE
                                     Plan Administrator


                                 By:  /s/ GLENN P. FELTON
                                    ---------------------
                                     Glenn P. Felton
                                     Chairman

                                 EXHIBIT INDEX
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8



Exhibit Number                         Description
--------------                         -----------

    4.1 Certificate of Incorporation (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 000-19388) and incorporated herein by reference)

    4.2 By-Laws (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K (File No. 000-19388) and incorporated herein by reference)

    5.1           Opinion of Alston & Bird LLP

   23.1           Consent of Counsel (included in Exhibit 5.1)

   23.2           Consent of Ernst & Young LLP

   24.1 Power of Attorney (included on signature page of this Registration Statement)

   99             Acknowledgment of Ernst & Young LLP